Exhibit 99.1

Apropos/Q1 2003 Results

TUESDAY, APRIL 22, 2003

Apropos Contact

Apropos Investors Relations Contact

Frank Leonard	Mark Muehlfelt
Apropos Technology	FRB/Weber Shandwick
Phone: (630) 472-9600 ext. 7724	Phone: (312) 640-6767
E-mail: frank.leonard@apropos.com	E-mail: mmuehlfelt@webershandwick.com

APROPOS TECHNOLOGY REPORTS IMPROVED QUARTERLY PERFORMANCE

Oakbrook Terrace, IL – April 22, 2003 – Apropos Technology (Nasdaq: APRS), a leading provider of real time multi-channel interaction management solutions, today reported revenues remained relatively unchanged at $5.2 million for the first quarter ending March 31, 2003, compared to $5.2 million for the first quarter ended March 31, 2002.

Net loss for the three months ended March 31, 2003, of $2.0 million, or a loss of $0.12 per share, compared to the net loss for the three months ended March 31, 2002, of $3.8 million, or a loss of  $0.23 per share.  The current quarter net loss includes restructuring and other charges of $0.4 million, or $0.03 per share.

“We continue to make significant progress toward reducing our cost structure, preserving our cash, and delivering on our next generation product in the timeframes previously communicated”, states Kevin G. Kerns, CEO and President. “The financial results for the first quarter show positive improvement compared to the fourth quarter of 2002 as highlighted by:

•                  License revenues up 27%, with overall revenues up 3%

•                  Gross margins improved 5% to 76%, resulting in an increase in gross profit by 11%

•                  Operating expenses, excluding a restructuring charge in the current quarter, reduced by 17%; including the restructuring charge, operating expenses reduced by 11%

•                  Net loss reduced by 35%

•                  Cash burn (which is the change in Cash and cash equivalents and Short-term investments) reduced to $1.6 million, an improvement of 42%

“These results demonstrate the Company’s commitment to drive license revenue growth and reduce expenses of the business.  With the recent announcement of our new Version 6.0 Enterprise Edition, the Company is better positioned to take advantage of any business improvement and resulting increase in IT spending.  With over $40 million in cash and

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short term investments as of March 31, 2003, the Company remains in a strong financial position to execute its business plans.”

On Monday, April 21st, the Company formally introduced its next generation product platform, Version 6.0, to the market. After two full years of major product development, the new release is now undergoing field trials and will be in  “live” production sites in May. The Company anticipates the new release will become generally available by the end of June 2003.  With Version 6.0, a key element of our business strategy will be to expand the use and application of our interaction management (IM) platform. In order to identify and exploit these new opportunities, the Company is looking to develop strong industry partners and channels who can either embed the enabling IM technology or leverage the real time application platform to find rich and diverse uses for its real time management capabilities.  With the introduction of V6.0, Apropos can offer its partners one of the most comprehensive, “enterprise-class” interaction management platforms on the market.

Over the past three quarters, the Company has added several new channels of distribution. In the first quarter of 2003, the Company secured a reseller agreement with a public CRM company.  The formal announcement of this relationship will occur upon the successful deployment of our first joint customer.

During the first quarter, the Company received eight new customer orders, including Atlantic Credit Union, F. Schumacher, UK Ministry of Defense, Business Link for London, and Dorel Juvenile Group. In addition, the Company also received significant add-on orders from Nokia Communications and ICL Fujitsu.

A conference call will be conducted by the Company at 5:00 p.m. Eastern Time (ET) on Tuesday, April 22. The conference call will be available to all interested parties over the Internet.   To listen to the call on the Internet, go to www.apropos.com/investor or www.companyboardroom.com at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call at www.apropos.com/investor, www.companyboardroom.com or by dialing 706-645-9291 or 800-642-1687 and providing access code 9768260.  The replay will be available by phone through April 29, and over the Internet for 30 days.

About Apropos Technology

Apropos Technology, Inc. (NASDAQ: APRS) develops and markets one of the industry’s leading business communications platforms, providing an open, system independent application suite for real time, multi-channel interaction management. This application platform enables companies to personalize and intelligently manage all of their customer, employee, and vendor interactions, thereby reducing costs, improving communications and operating efficiency, and increasing overall revenue opportunities. The application provides timely and accurate information on communications of all types to those within the business who need visibility into real time business performance and trends. This information enables customers to react immediately to changing business conditions and make informed strategic decisions. The company’s award-winning solution has received seven (7) US patents for call center related technology inventions, including a patent on the concept of blending multi-channel communications into a single, universal queuing system. The solution intelligently classifies, prioritizes, routes and reports on each business interaction, based on the value of each interaction, across a variety of communications media, including Voice, E-mail, Web, Fax, and Voice over IP (VoIP). Apropos Technology serves over 300 clients worldwide from its Corporate headquarters in Oakbrook Terrace, Ill., and from its European headquarters in the United Kingdom. Additional information about Apropos and its products can be found at http://www.apropos.com.

Apropos Technology statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding Apropos Technology’s expectations, anticipations, goals, beliefs, targets, hopes, intentions or strategies regarding the future.  Forward-looking statements include statements regarding business model, product introduction and acceptance, future sales, sales growth and sales channels, profitability and results of operations, gross margins and financial stability.  These forward-looking statements are subject to various risks and uncertainties as more fully set forth under the caption “Risk Factors Associated with Apropos’ Business and Future Operating Results” in Apropos Technology’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission.  Apropos Technology’s actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements; Apropos Technology makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.

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Apropos Technology, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three months ended March 31
	2003	2002
	(Unaudited)	(Unaudited)
Revenue
Software licenses	$2,061	$2,255
Services and other	3,096	2,905
Total revenue	5,157	5,160

Cost of goods and services
Cost of software	70	61
Cost of services and other	1,157	1,361
Total cost of goods and services	1,227	1,422

Gross margin	3,930	3,738

Operating expenses
Sales and marketing	2,284	3,488
Research and development	1,695	1,991
General and administrative	1,567	2,164
Stock compensation charge	75	107
Restructuring and other charges	448	—
Total operating expenses	6,069	7,750

Loss from operations	(2,139)	(4,012)

Other income (expense)
Interest income	160	267
Other income (expense), net	8	(16)
Total other income	168	251

Net loss	$(1,971)	$(3,761)

Basic and diluted net loss per share	$(0.12)	$(0.23)

Weighted-average number of shares outstanding	16,675	16,658

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Apropos Technology, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	March 31 2003	December 31 2002
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,959	$19,333
Short-term investments	14,506	22,718
Accounts receivable, net	3,043	2,837
Inventory	267	194
Prepaid expenses and other current assets	1,142	1,016

Total current assets	44,917	46,098

Equipment, net	1,876	2,174
Other assets	225	240

Total assets	$47,018	$48,512

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$217	$127
Accrued expenses	1,800	1,935
Deferred revenues	3,440	2,747
Other current liabilities	622	893

Total current liabilities	6,079	5,702

Shareholders’ equity
Common shares	170	170
Additional paid-in capital	101,678	101,578
Treasury stock	(392)	(392)
Accumulated deficit	(60,517)	(58,546)

Total shareholders’ equity	40,939	42,810

Total liabilities and shareholders’ equity	$47,018	$48,512

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